CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 30, 2001, with respect to the statutory-basis financial statements of Columbus Life Insurance Company, and April 3, 2001, with respect to the financial statements of Columbus Life Insurance Company Separate Account 1, in Post-effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-47940) and related Prospectus of Columbus Life Insurance Company Separate Account 1, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young

Cincinnati, Ohio
April 25, 2001